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                                             CONTRACT SCHEDULE
PRODUCT:		`		[RETIREMENT PASSPORT]

CONTRACTHOLDER:				[City Hall]
					[Box 1234]
					[Any Place, WASHINGTON 99876]

PLAN:					[City Hall 403b Plan]

CONTRACT NUMBER:			[LP1111111]

DELIVERED IN THE STATE OF:		[Any State]  AND GOVERNED BY ITS LAWS.

CONTRACT DATE:				[04/31/2009]

MINIMUM PURCHASE PAYMENT:		[$30.00]

MINIMUM SUBSEQUENT PURCHASE PAYMENT	[$30.00]
MINIMUM GUARANTEED INTEREST RATE	1.50%.  This is an annual effective interest rate.

ANNUAL ADMINISTRATION FEE		$30.00 each Contract Year.  The charge will not be deducted if the
					Participant Account Value is $50,000 or more when the charge is
					to be deducted.

DAILY CHARGES:

	MORTALITY AND 			Equal on an annual basis to [1.25%] of the average daily net assets of
	EXPENSE RISK CHARGE:		each Portfolio.

	SUB ACCOUNT FUND 		[.25%]  This is deducted if you are invested in any of the Vanguard Variable
	FACILITATION  FEE 		Insurance Fund Portfolios.

					[.10%]  This is deducted if you are invested in any of the Calvert
					Variable Insurance Fund Portfolios.

LOAN APPLICATION FEE			[$50.00] or [2.5]% of the loan amount, whichever is less

ANNUAL LOAN MAINTENANCE FEE		[$35.00] or [2.5]%, of the outstanding loan amount, whichever is less

SURRENDER CHARGE SCHEDULE:		Complete Years Elapsed Since             Surrender Charge As A
					Receipt of Purchase Payment               Percentage Of Purchase
										   Payments Withdrawn

						0	9
						1	8
						2	7
						3	6
						4	5
						5	4
						6	3
						7	2
						8	1
						9+					0

TRANSFERS:				Twelve [12] free transfers may occur among the Sub-accounts and Fixed
					Account per Certificate Year. Each additional transfer in a Certificate
					Year may have a charge of [$10] or [2%] of the amount transferred,
					whichever is less.  The minimum amount the Participant can transfer out
					of any investment option at one time is [$500.00], or the entire value
					of the investment option if less.  In addition, transfers out of the
					Fixed Account are limited to a maximum of 20% of the Fixed Account
					value per Contract Year or Certificate Year.   After a transfer from
					the Fixed Account or Sub-account, the Participant may not make a transfer
					back to the Fixed Account for 180 days, unless such transfer is part of
					a Symetra approved Investment Options rebalancing program. The Participant
					must transfer the entire amount of the Investment Option if, after a
					transfer, the remaining balance would be less than [$500.00].  The minimum
					amount the Participant can transfer into any investment option is [$50.00].
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WITHDRAWAL CHARGE:			[$25.00] for each withdrawal after the first withdrawal in a Contract Year.
					We will not charge for annuity payments, repetitive withdrawals through
					electronic funds transfer (EFT), withdrawals from a Participant's Account
					Value that are deposited into the Contractholder's Accumulation Account,
					or if the entire contract value is withdrawn.

PREMIUM TAXES:				As of the contract date, premium taxes are not charged in your state.
					However, if we ever incur such taxes, we reserve the right to make a
					deduction from your Contract for the payment of the premium taxes
					assessed in connection with your Contract.

SEPARATE ACCOUNT:			SYMETRA GROUP VARIABLE ANNUITY SEPARATE ACCOUNT C

INVESTMENT OPTIONS:
[1.AIM V.I. Mid Cap Core Equity Fund (Series II Shares)]
[2.American Century VP Inflation Protection Class II]]
[3.American Century VP International Class II Fund)]
[4.Black Rock Global Allocation VI-Class 3
[5.Black Rock Global Growth VI-Class 3]
[6.Black Rock Large Cap Value VI-Class 3]
[7.Calvert Social Balanced]
[8.Calvert Social Equity]
[9.Calvert Social Mid-Cap Growth]
[10.Columbia Mid Cap Value B]
[11.Columbia Mid-Cap Growth B]
[12.Columbia Small Cap Growth B]
[13.Columbia Small Cap Value B]
[14.DWS Capital Growth VIP-Class B Shares]
[15.Fidelity VIP Contrafund[registered trademark symbol] Portfolio - Initial Class]
[16.Fidelity VIP Freedom 2010 Portfolio-Service Class 2]
[17.Fidelity VIP Freedom 2015 Portfolio-Service Class 2]
[18 Fidelity VIP Freedom 2020 Portfolio-Service Class 2]
[19.Fidelity VIP Freedom 2025 Portfolio-Service Class 2]
[20.Fidelity VIP Freedom 2030 Portfolio-Service Class 2]
[21.Fidelity VIP Freedom 2035 Portfolio-Service Class 2]
[22.Fidelity VIP Freedom 2040 Portfolio-Service Class 2]
[23.Fidelity VIP Freedom 2045 Portfolio-Service Class 2]
[24.Fidelity VIP Freedom 2050 Portfolio-Service Class 2]
[25.Fidelity VIP Freedom Income Portfolio-Service Class 2]
[26 Fidelity VIP Money Market Portfolio-Service Class 2]
[27. Franklin Flex Cap Growth Securities Fund - Class 2]
[28. Franklin Income Securities Fund-Class 2]
[29. Franklin Small Cap Value Securities Fund - Class 2]
[30. Franklin Small-Mid Cap Growth Securities Fund-Class 2]
[31. Franklin U.S. Government Fund-Class 2]
[32. Franklin Templeton VIP Founding Funds Allocation Fund-Class 2]
[33. Mutual Shares Securities Fund-Class 2]
[34. Templeton Developing Markets Securities Fund-Class 2]
[35. Templeton Global Bond Securities Fund-Class 2]
[36. Templeton Growth Securities Fund-Class 2]
[37. Goldman Sachs Income Government VIT Service Class]
[38. JPMorgan Insurance Trust Diversified Mid Cap Value Portfolio]
[39. Neuberger Berman AMT Guardian Portfolio-Class S]
[40. Neuberger Berman AMT Regency Portfolio-Class S
[41. Neuberger Berman AMT Mid Cap Growth Portfolio-Class S]
[42. PIMCO All Asset Portfolio-Advisor Class Shares]
[43. PIMCO Total Return Portfolio-Advisor Class Shares]
[44. Vanguard VIF-Balanced Portfolio]
[45. Vanguard VIF-High Yield Bond Portfolio]
[46. Vanguard VIF-International Portfolio]
[47. Vanguard VIF-Mid-Cap Index Portfolio]
[48. Vanguard VIF-REIT Index Portfolio]
[49. Vanguard VIF-Total Bond Market Index Portfolio]
[50. Vanguard VIF-Total Stock Market Index Portfolio]

[Retail Funds available to the general public outside of variable annuity and variable life insurance contracts:]

[51. American Funds AMCAP]
[52. American Funds American Balanced]
[53. American Funds American High Income Trust]
[54. American Funds Capital World Bond]
[55. American Funds Euro Pacific Growth]
[56. American Funds Growth Fund of America]
[57. American Funds Invest Co. of America]
[58. American Funds New Perspective]
[59. American Funds WA Mutual Investors]
[60. DWS Dreman Small Cap Value-Class A Shares]
[61. Neuberger Berman Genesis Advisor Shares]

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ANNUITY SERVICE OFFICE:

Home Office:				Mailing Address:			Telephone:	[800-SYMETRA]
Symetra Life Insurance Company		Symetra Life Insurance Company				[800-796-3872]
[Retirement Services]			[Retirement Services]			Fax:		[425-376-5599]
[777 108th Avenue NE Suite 1200]	[P.O. Box 3882]
[Bellevue, WA  98004-5135]		[Seattle, WA  98124-3882]

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